Exhibit 10.1

CELSIUS HOLDINGS, INC.
140 NE 4th Avenue, Suite C
Delray Beach, FL  33483

June 24, 2010

CDS Ventures of South Florida, LLC
3299 NW 2nd Avenue
Boca Raton, Florida  33431

Gentlemen:

Pursuant to various securities purchase and loan agreements between CDS Ventures of South Florida, LLC (“CDS”) and Celsius Holdings, Inc. (“Celsius”), the board of directors of Celsius (the “Board”) has been fixed at seven (7) members and CDS has been given the right to designate four (4) of seven nominees to the Board at each annual or other meeting of Celsius shareholders (a “Meeting”) at which directors are to be elected (the “Designation Right”).

In order to comply with certain continued listing requirements of the NASDAQ Stock Market, Inc., CDS and Celsius agree to revise the terms of the Designation Right as follows:

1. Unless otherwise consented to by CDS, the Board shall be fixed at seven (7) members.

2. At each Meeting held subsequent to Celsius’ 2010 Annual Meeting of Shareholders, CDS shall have the right to designate such number of nominees as equal its percentage of Celsius’ outstanding common and other capital stock which votes together with the common stock to elect directors beneficially owned (calculated in accordance with the rules and regulations promulgated by the Securities and Exchange Commission) multiplied by seven (7) and rounded up to the nearest whole number, unless (a) such percentage is less than fifty percent (50%) and rounding up would allow CDS to designate a majority of the nominees, in which case, the number shall be rounded down to the nearest whole number, or (b) such percentage is twenty percent (20%) or less, in which case CDS shall have the right to designate a single nominee.

3. If any of CDS’ designees to the Board resigns, dies or ceases to serve for any other reason, CDS may designate his or her successor provided, however, that if one of CDS’ four (4) current designees to the Board resigns, dies or ceases to serve for any other reason, CDS will not have the right to designate his or her successor.

4. The Right of Designation shall terminate at such time as CDS beneficially holds less than ten percent (10%) of Celsius’ outstanding common and other capital stock which votes together with the common stock to elect directors.

Kindly acknowledge your agreement with the foregoing, by signing below.

Very truly yours,

CELSIUS HOLDINGS, INC.

By:  /s/ Stephen Haley
Stephen Haley, Chief Executive Officer

ACCEPTED AND AGREED TO
THIS 24 DAY OF JUNE, 2010

CDS VENTURES OF SOUTH FLORIDA, LLC

By: /s/ William H Milmoe
      Name:  William H. Milmoe
      Title:  Manager